SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM-8-K
Current Report Pursuant to Sections 13 or 15(d) of
The Securities Act of 1934

Date of report (Date of earliest event reported) September 25, 1998

U. S. GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-9137
(Commission File Number)

840796160
(I.R.S. Employer Identification No.)

55 Madison, Suite 700, Denver, Colorado 80206
(Address of principal executive offices)(Zip Code)

Registrants telephone number, including area code (303) 322-8002

Item 5.  Other Events

On September 25, 1998, the common stock of U.S. Gold Corporation (the Corporation) became eligible for trading on the OTC Bulletin Board following the delisting of the Corporations stock from The Nasdaq SmallCap Market effective with the close of business September 24, 1998.

This event followed the decision by Nasdaqs Listing Qualifications Panel regarding the Corporations appeal for a temporary exemption from the new rule change that requires a minimum $1.00 bid price for continued listing on The Nasdaq Small-Cap Market.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold Corporation

/s/ William F. Pass
William F. Pass, Vice President, Chief Financial Officer and
Secretary

Date:     September 28, 1998